EXHIBIT 4.8
                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
              One Ashburton Place, Boston, Massachusetts 02108-1512

                      Federal Identification No. 04-1717070

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 26


         We, David B. Perini, President and Richard E. Burnham, Clerk of Perini Corporation located at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701 do hereby certify that at a meeting of the directors of the corporation held on January 10, 1997, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, a series of Preferred Stock (the "Series B Cumulative Convertible Preferred Stock") of the Corporation be, and it hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as set forth on Exhibit A hereto.

                                                                       EXHIBIT A

                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

         1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series B Cumulative Convertible Preferred Stock" and the number of shares constituting such series shall be 500,000, of which 150,150 shall be issued initially (the date of such issuance, the "Original Issue Date") and the remainder shall be reserved for issuance as dividends pursuant to Section 3 below. The number of shares designated as shares of Series B Cumulative Convertible Preferred Stock may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased without the approval of the holders of 66-2/3% of the then outstanding shares of Series B Cumulative Convertible Preferred Stock.

         2. Preemptive Rights. Holders of shares of Series B Cumulative Convertible Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.


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         3.       Dividends.

                  (a) The holders of shares of Series B Cumulative Convertible Preferred Stock shall be entitled to receive, when and as authorized and declared by the Board of Directors out of funds at the time legally available therefor, dividends at the Cash Dividend Rate (defined below) per annum times the Liquidation Preference (defined below in Section 4(a)) if paid in cash, or at the In-Kind Dividend Rate (defined below) per annum times the Liquidation Preference if paid in additional shares of Series B Cumulative Convertible Preferred Stock, and no more, which shall be fully cumulative, shall accrue with respect to any such share from the original date of issuance of such share without interest and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (a "Dividend Payment Date"), commencing March 15, 1997 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on each March 1, June 1, September 1 and December 1 immediately preceding the payment dates, or such other dates as shall be fixed at the time of the authorization and declaration by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof), which date shall not be less than ten (10) nor more than sixty (60) days preceding the relevant dividend payment date. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York. The amount of dividends payable per share of Series B Cumulative Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four and shall include fractional shares. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No interest shall be payable in respect of any dividend payment on the Series B Cumulative Convertible Preferred Stock or any other Parity Dividend Stock (as hereinafter defined) which may be in arrears. The "Cash Dividend Rate" shall be 9 percent per annum if a Special Default (defined below) has occurred and is continuing at any time during the applicable Annual Payment Period (defined below) or Semiannual Payment Period (defined below), and shall be 7 percent per annum at all other times. The
"In-Kind Dividend Rate" shall be 12 percent per annum if a Special Default has occurred and is continuing at any time during the applicable Annual Payment Period or Semiannual Payment Period, and shall be 10 percent per annum at all other times.

                  (b) Any dividend payments may be made, in the sole discretion of the Board of Directors, as follows (for purposes of this


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determination, the Designated Directors (defined below in Section 13) shall not vote):

                           (i)      Prior to December 15, 1999:

                                    (1) on or prior to the  Original  Issue Date
and prior to December 15, 1997 and 1998, the Board of Directors shall determine whether dividend payments payable on the next four Dividend Payment Dates beginning December 15 (each, an "Annual Payment Period") shall be paid in (i) cash or (ii) additional shares of Series B Cumulative Convertible Preferred Stock valued at the Liquidation Preference (but not in any combination of cash and additional shares of Series B Cumulative Convertible Preferred Stock); provided, however, that the first Annual Payment Period shall commence March 15, 1997, and run for three Dividend Payment Dates if the Original Issue Date is between December 15, 1996 and March 15, 1997;

                                    (2) in the  event  that,  during  an  Annual
Payment Period when the Board has elected to pay dividends on the Series B Cumulative Convertible Preferred Stock in cash, the Corporation fails to authorize, declare and pay in cash on a Dividend Payment Date the full amount of the cash dividend due at the Cash Dividend Rate, then, on or prior to such Dividend Payment Date, the Board shall authorize, declare and pay a supplemental stock dividend in shares of Series B Cumulative Convertible Preferred Stock (valued at the Liquidation Preference) equal to the difference between the dividend that would have been paid in-kind at the In-Kind Dividend Rate (assuming that the Board had elected to pay dividends for such period in-kind and assuming that a Special Default existed) and the cash dividend actually declared and paid on such Dividend Payment Date and on the previous Dividend Payment Date during such Annual Payment Period, if any.

                           (ii)     On or after December 15, 1999:

                                    (1) On or prior to December  15, 1999 and on
or prior to each June 15 and December 15 thereafter, the Board of Directors shall determine whether dividend payments accruing on the next two Dividend Payment Dates beginning on such Dividend Payment Date (each a "Semiannual Payment Period") shall be paid in (i) cash or (ii) additional shares of Series B Cumulative Convertible Preferred Stock valued at the Liquidation Preference (but not in any combination of cash and additional shares of Series B Cumulative Convertible Preferred Stock);

                                    (2) in the event that,  during a  Semiannual
Payment Period when the Board has elected to pay dividends on the Series B Cumulative Convertible Preferred Stock in cash, the Corporation fails to authorize, declare and pay in cash on a Dividend Payment Date the full amount of the cash dividend due at the Cash Dividend Rate, then, on such


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Dividend Payment Date, the Board shall authorize, declare and pay a supplemental stock dividend in shares of Series B Cumulative Convertible Preferred Stock (valued at the Liquidation Preference) equal to the difference between the dividend that would have been paid in-kind at the In-Kind Dividend Rate (assuming that the Board had elected to pay dividends for such period in-kind and assuming that a Special Default existed) and the cash dividend actually declared and paid on such Dividend Payment Date and on the previous Dividend Payment Date during such Semiannual Payment Period, if any.

                           (iii) All shares of Series B  Cumulative  Convertible
Preferred Stock issued as a dividend with respect to the Series B Cumulative Convertible Preferred Stock shall thereupon be duly authorized, validly issued, fully paid and nonassessable.

                  (c) In the case of shares of Series B Cumulative Convertible Preferred Stock issued on the Original Issue Date, dividends shall accrue and be cumulative from such date. In the case of shares of Series B Cumulative
Convertible Preferred Stock issued as a dividend on shares of Series B Cumulative Convertible Preferred Stock, dividends shall accrue and be cumulative from the dividend payment date in respect of which such shares were (or should have been) issued as a dividend.

                  (d) Each fractional share of Series B Cumulative Convertible Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series B Cumulative Convertible Preferred Stock, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for above with respect to dividends on each outstanding share of Series B Cumulative Convertible Preferred Stock. Each fractional share of Series B Cumulative Convertible Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding share of Series B Cumulative Convertible Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding share of Series B Cumulative Convertible Preferred Stock.

                  (e) No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any shares of Common Stock or other stock of the Corporation ranking junior as to dividends to the Series B Cumulative Convertible Preferred Stock (collectively, the "Junior Dividend Stock") except for dividends or distributions that are not Extraordinary Equity Payments (defined below in Section 8(h)).


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                  (f) If at any  time any  dividend  on the  $21.25  Convertible
Exchangeable Preferred Stock (the "$21.25 Preferred Stock") or any other stock of the Corporation hereafter issued ranking senior as to dividends to the Series B Cumulative Convertible Preferred Stock (collectively with the $21.25 Preferred Stock, the "Senior Dividend Stock") shall be in arrears, in whole or in part, then (except to the extent allowed by the terms of such Senior Dividend Stock) no cash dividend shall be authorized, declared, paid or set apart for payment on the Series B Cumulative Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock for all payment periods ending on or prior to the date of payment of the current dividend on the Series B Cumulative Convertible Preferred Stock shall have been authorized, declared and paid or set apart for payment. Dividends payable in additional shares of Series B Cumulative Convertible Preferred Stock are permitted and not subordinated in payment to payment of dividends on the Senior Dividend Stock.

                  (g) No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with the Series B Cumulative Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared and paid or set apart in trust for such payment on the Series B Cumulative Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends (other than dividends payable in additional shares of Series B Cumulative Convertible Preferred Stock) shall be authorized, declared, paid or set apart for payment on the Series B Cumulative Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared and paid or set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When accrued dividends are not paid in full on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock, all cash dividends authorized, declared and paid or set apart for payment on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock shall be authorized, declared, paid or set apart for payment pro rata so that the amount of dividends authorized, declared, paid or set apart for payment per share on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series B Cumulative Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         4.       Liquidation Preference.


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                  (a) The  liquidation  preference  of the  Series B  Cumulative
Convertible Preferred Stock shall be $200.00 per share (the "Liquidation Preference"). Subject to the full payment of the liquidation preferences of the $21.25 Preferred Stock and the shares of stock of the Corporation hereafter issued ranking senior as to liquidation rights to the Series B Cumulative Convertible Preferred Stock (the "Senior Liquidation Stock"), in the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Cumulative Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of shares of Common Stock or any other class or series of the Corporation's stock hereafter issued ranking junior as to liquidation rights to the Series B Cumulative Convertible Preferred Stock (collectively, the "Junior Liquidation Stock").

                  (b) The assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Series B Cumulative Convertible Preferred Stock and any other class or series of the Corporation's stock hereafter issued ranking on a parity as to liquidation rights with the Series B Cumulative Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts); provided, however, that after payment in full of the Liquidation Preferences, the holders of the shares of the Series B Cumulative Convertible Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with or into another corporation nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

         5. Limitation on Share Repurchase. If at any time any dividends on the Series B Cumulative Convertible Preferred Stock shall be in arrears or the Corporation shall have failed to make any purchase of shares of Series B Cumulative Convertible Preferred Stock tendered to it pursuant to Section 7, the Corporation shall not -- and the Corporation shall not permit any other corporation or legal entity directly or indirectly controlled by the Corporation (collectively, the "subsidiaries") to -- repurchase, redeem, retire or otherwise acquire any shares of Junior Dividend Stock, Junior Liquidation Stock, or any warrants, rights, calls or options exercisable for or convertible into any shares of Junior Dividend Stock or Junior Liquidation Stock, except by conversion

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into or exchange for shares of Junior Dividend Stock or Junior Liquidation Stock and other than purchases, redemptions, retirements or acquisitions made pursuant to and as required by the terms of any employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation in effect on July 24, 1996 or as amended or adopted by the Corporation with approval of the Executive Committee of the Corporation. Notwithstanding the preceding sentence, any subsidiary which is wholly owned by the Corporation may repurchase, redeem, retire or otherwise acquire shares of its stock.

         6. Redemption at Option of the Corporation.

                  (a) So long as shares of Common Stock shall have traded on the Primary Exchange (defined below) (i) for at least forty (40) of the forty-five
(45) trading days (each of which trading days shall be after the third anniversary of the Original Issue Date (the "Third Anniversary")) immediately preceding the Determination Date (defined below), and (ii) on each of the ten
(10) consecutive trading days immediately prior to the Determination Date (defined below), at a Closing Price (as hereinafter defined) in excess of the Hurdle Percentage (defined below) of the conversion price then in effect for the Series B Cumulative Convertible Preferred Stock for each such trading day, all, but not less than all, of Series B Cumulative Convertible Preferred Stock may thereafter be redeemed at the election of the Board of Directors made on any date (the "Determination Date") on or after the Third Anniversary, for the Redemption Price (defined below in Section 7(b)), plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption. For purposes of the determination of the Board called for in the preceding sentence, the Designated Directors (defined below in Section 13) shall not vote. The date on which such shares shall be redeemed shall be a date that is at least ten (10), but no more than thirty (30), business days after the Determination Date (during which period the holders of the Series B Cumulative Convertible Preferred Stock may, but shall not be required to, convert such stock into Common Stock). The Hurdle Percentage shall be 150% from and after the Third Anniversary, and to the fifth anniversary of the Original Issue Date; thereafter, the Hurdle Percentage shall be 125%. "Primary Exchange" shall mean the American Stock Exchange or such other principal national securities exchange or quotation system on which the Common Stock of the Corporation is quoted or listed or admitted to trading.

                  (b) Not more than thirty (30) nor less than ten (10) business days prior to the redemption date fixed by the Board of Directors, the Corporation shall give notice by hand or overnight courier to the holders of record of shares of the Series B Cumulative Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption; the Redemption Price (defined below in

                                        7


Section 7(b)) plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption; the place or places of payment; that payment will be made upon presentation and surrender of the shares of Series B Cumulative Convertible Preferred Stock; that on and after the redemption date dividends will cease to accrue on such shares; the then effective conversion price pursuant to Section 8; and that the right of holders to convert shares of Series B Cumulative Convertible Preferred Stock shall terminate at the close of business on the business day prior to the redemption date (unless the Corporation defaults in the payment of the Redemption Price plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption).

                  (c) Any notice as herein provided shall be deemed to be given when delivered to the address specified in the preceding section. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption, unless such holder has exercised such holder's right to convert shares of Series B Cumulative Convertible Preferred Stock as provided above, shall surrender the certificate representing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price (defined below in Section 7(b)) plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside in trust for the holders of the shares of Series B Cumulative Convertible Preferred Stock, then, notwithstanding that the certificates representing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption, without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Series B Cumulative Convertible Preferred Stock to be redeemed, then the certificates representing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the rights of holders of shares of Series B Cumulative Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Series B Cumulative Convertible Preferred Stock.


                                        8


                  (d) Except as provided in Section 7, the shares of Series B Cumulative Convertible Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

         7. Mandatory Repurchase and Repurchase at Option of the Holder.


                  (a) On the eighth anniversary of the Original Issue Date, the Corporation shall purchase from each holder of shares of Series B Cumulative Convertible Preferred Stock one-third of the number of shares of the Series B Cumulative Convertible Preferred Shares held by such holder on such eighth anniversary. On the ninth anniversary of the Original Issue Date, the Corporation shall purchase from each holder of shares of Series B Cumulative Convertible Preferred Stock one-half of the number of shares of the Series B Cumulative Convertible Preferred Shares held by such holder on such ninth anniversary. On the tenth anniversary of the Original Issue Date, the Corporation shall purchase from each holder of shares of Series B Cumulative
Convertible  Preferred  Stock the  number of shares of the  Series B  Cumulative
Convertible Preferred Shares held by such holder on such tenth anniversary. Repurchases made pursuant to this Section 7(a) shall be effected on such anniversary date (or such other day as the holder and the Corporation may agree) and shall be for the Redemption Price (defined below in Section 7(b)) plus an amount in cash equal to the accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for repurchase. Any shares of Series B Cumulative Convertible Preferred Stock which would have accrued but have not been paid on any shares tendered for purchase shall be deemed to be tendered for purchase.

                  (b) (i) If one or more Special Defaults shall occur at any time or from time to time on or after the Original Issue Date, each holder of shares of the Series B Cumulative Convertible Preferred Stock shall have the right, at such holder's option exercisable at any time within 120 days after the happening of each such Special Default, to require the Corporation to purchase all or any part of the shares of Series B Cumulative Convertible Preferred Stock then held by such holder as such holder may elect at the Redemption Price (defined below) plus, in each case, an amount in cash equal to the accrued and unpaid dividends thereon, whether or not authorized or declared, to but excluding the date fixed for redemption. Any shares of Series B Cumulative Convertible Preferred Stock which would have accrued but have not been paid on any shares tendered for purchase shall be deemed to be tendered for purchase. The "Redemption Price" shall be the Liquidation Preference where there have been no Special Defaults, and -- after there has been one or more Special Defaults -- shall be 130% of the greater of the Liquidation Preference or the market value of the Common Stock (valued at the average of the Closing Prices on the preceding twenty (20) trading days immediately prior to the occurrence of the Special Default) into which the

                                        9


Series B Cumulative Convertible Preferred Stock would then be convertible assuming such shares to be immediately convertible (whether or not such shares were then actually convertible);

                           (ii)  A  "Special  Default"  shall  mean  any  of the
following events which occur after the Original Issuance Date and while any shares of the Series B Cumulative Convertible Preferred Stock are outstanding:

                                    (1) the  disbanding or other  restructuring,
reorganization, or reconstitution (including without limitation change in the number of members) of the Executive Committee of the Board without the prior written approval of a majority of the members of the Executive Committee who were members prior to such change (and, for so long as the holders of the Series B Cumulative Convertible Preferred Stock shall have the right to designate more than one director to the Executive Committee pursuant to Section 13(b) below, including the members so designated by the holders of the Series B Cumulative Convertible Preferred Stock);

                                    (2)  the  taking  of any  of  the  following
actions by the Corporation or the Board without the approval of a majority of the members of the Executive Committee of the Board (whether or not such action was taken by the Board in view of its fiduciary duties pursuant to the last sentence of Section 3.3(A) of the By-Laws of the Corporation, as amended): (A) any borrowing or guarantee by the Corporation exceeding $15 million, (B) except for issuance of stock or stock options pursuant to the Corporation's incentive compensation plans or programs, any issuance of stock (whether common or preferred, whether voting or non-voting, whether junior, pari passu, or senior to the Series B Cumulative Convertible Preferred Stock) other than Common Stock of the Corporation in an aggregate amount not exceeding five percent (5%) of the Common Stock of the Corporation issued and outstanding on the Original Issue Date, (C) any strategic alliance (other than a construction joint venture) involving a capital commitment by the Corporation exceeding $5 million, (D) any asset sale by the Corporation or lease as lessor exceeding $5 million (other than equipment dispositions in the normal course of business); (E) any redemption or amendment of the Rights (defined below) or the preferred stock of the Corporation issuable upon the exercise of such Rights, or any amendment of the Rights Agreement (defined below), and (F) any termination of (other than a termination upon expiration) or amendment to the management agreement among the Corporation, Ronald Tutor and Tutor- Saliba Corporation; provided, however, that for purposes of this Section 8(b)(ii)(2), approval of the Executive Committee shall not be required for any decision by the Board of Directors to redeem the Series B Cumulative Convertible Preferred Stock pursuant to Section 6(a);

                                    (3) any  change  by the  Corporation  in the
composition of the Executive Committee of the Board which results in


                                       10


members of such Committee selected by the holders of the Series B Cumulative Convertible Preferred Stock pursuant to Section 13(b) below being fewer than the number of directors that the holders of the Series B Cumulative Convertible Preferred Stock are then entitled to designate pursuant to that provision or the failure of the Corporation to nominate for director the persons designated by the holders of the Series B Cumulative Convertible Preferred Stock in accordance with Section 13(a) below; or

                                    (4)  solely  for  purposes  of the  right to
elect additional directors pursuant to Section 9(b) and not for purposes of any other Section, the failure of the Corporation to authorize, declare, and pay dividends payable in Series B Cumulative Convertible Preferred Stock when due in accordance with Section 3.

                  (c) The date fixed for each such repurchase shall be (x) the anniversary of the Original Issue Date immediately succeeding the notice given pursuant to Section 7(a), or (y) the 121st day following the occurrence of the Special Default giving rise to a repurchase pursuant to Section 7(b). The place of payment shall be at an office or agency in Boston, Massachusetts fixed therefor by the Corporation or, if not fixed, at the principal executive office of the Corporation.

                  (d) The Corporation shall, within 20 days of the occurrence of a Special Default, give a written notice thereof by registered or certified mail, postage prepaid, return receipt requested, to the holders of record of shares of the Series B Cumulative Convertible Preferred Stock, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice shall specify the Special Default which has occurred and the date of such occurrence, the place or places of payment, the then effective conversion price pursuant to Section 8, the then effective repurchase price and the date the right of such holder to require such repurchase shall terminate. Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series B Cumulative Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the repurchase of any other shares of Series B Cumulative Convertible Preferred Stock.

                  (e) (i) On the date fixed for any such repurchase, each holder of shares of Series B Cumulative Convertible Preferred Stock who elects to have shares of Series B Cumulative Convertible Preferred Stock held by it purchased shall surrender the certificate representing such shares to the Corporation at the place designated in such notice together with an election to have such purchase made and shall thereupon be entitled to receive payment therefor provided in this Section 7. If less than all the shares represented by


                                       11


any such surrendered certificate are repurchased, a new certificate shall be issued representing the unpurchased shares. Dividends with respect to the shares of Series B Cumulative Convertible Preferred Stock so purchased shall cease to accrue after the date so purchased, such shares shall no longer be deemed outstanding after such date and the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so purchased shall terminate.

                           (ii) If the funds legally available for such purchase
are not sufficient to purchase all the shares of Series B Cumulative Convertible Preferred Stock tendered to the Corporation for purchase, the Corporation shall purchase the greatest number of whole shares for which such funds are so available on a pro rata basis among all tendering holders based on the ratio of the number of shares tendered by each of them to the aggregate amount of all shares so tendered, and the certificates representing the unpurchased shares shall be deemed not to be surrendered for repurchase, such unpurchased shares shall remain outstanding and the rights of the holders of shares of Series B Cumulative Convertible Preferred Stock thereafter shall continue to be those of a holder of shares of the Series B Cumulative Convertible Preferred Stock; provided, however, the Corporation shall thereafter be required to repurchase all such remaining shares at the first date it has sufficient funds legally available for such purpose at the price it would have paid at the date such shares were actually tendered and the Corporation shall give notice as aforesaid to each holder whose shares were not repurchased for such reason and such holder shall thereafter have the right to elect to have such shares repurchased, such election to be made within 30 days of receipt of such notice. For purposes of this Section, the Corporation shall be deemed not to have sufficient funds legally available for any such purchase if the Board of Directors reasonably determines that immediately after such repurchase the Corporation would be insolvent.

                           (iii) For so long as there remain  shares of Series B
Cumulative Convertible Preferred Stock that have been surrendered for repurchase in accordance with this Section 7 that have not been so repurchased by the
Corporation: (1) the number of members of the Board of Directors shall be increased by such number as is necessary to allow the election of the directors specified in clause (2) of this Section, and (2) the holders of the Series B Cumulative Convertible Preferred Stock, voting separately as a class, shall have the right to elect an additional number of directors to the Board of Directors such that the Designated Directors (defined below in Section 13) who are serving on the Board of Directors, plus the directors elected by such holders voting as a class under this clause, constitute a majority of Board. The right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors shall terminate when shares of the Series B Cumulative Convertible Preferred Stock properly tendered for repurchase pursuant to this
Section 7 have been repurchased. The term of


                                       12



office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors, and the number of directors of the Board of Directors shall immediately thereafter be reduced.

                           (iv) The foregoing right of the holders of the Series
B Cumulative Convertible Preferred Stock with respect to the election of additional directors may be exercised at each annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect additional directors shall have accrued to the holders of the Series B Cumulative Convertible Preferred Stock more than thirty (30) days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within five (5) days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Series B Cumulative Convertible Preferred Stock, call a special meeting of the holders of the Series B Cumulative Convertible Preferred Stock to be held as promptly as practicable after the delivery of such request for the purpose of electing such additional directors.

                           (v)  The   holders   of  the   Series  B   Cumulative
Convertible Preferred Stock voting as a class shall have the right to remove with or without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7 and the holders of each other class of stock of the Corporation shall not have the right to remove any such directors.

         8.       Conversion.

                  (a) Right of Conversion. Each share of Series B Cumulative Convertible Preferred Stock, whether issued originally or in-kind as a dividend payment, shall be convertible at the option of the holder thereof, at any time (provided, however, that where the Corporation has elected to redeem such stock, the option of the holder described in this section must be exercised prior to the close of business on the business day prior to the date fixed for redemption of such share as herein provided), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, at the rate of that number of shares of Common Stock for each full share of Series B Cumulative Convertible Preferred Stock that is equal to the Liquidation Preference plus an amount in cash equal to the accrued and unpaid dividends thereon, whether or not authorized or declared, divided by the conversion price applicable per share of Common Stock. For purposes of this Section 8(a), the "conversion price" applicable per share of Common Stock shall initially be equal to Nine Dollars and Sixty-Eight and Two-Hundred Nineteen One-Thousandths Cents ($9.68219), and shall be adjusted from time to time to the nearest one-thousandth of a cent after the Original Issue Date in accordance with the provisions of this Section 8.


                                       13



                  (b)      Conversion Procedures.

                           (i) Any  holder  of  shares  of  Series B  Cumulative
Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates representing such shares of Series B Cumulative Convertible Preferred Stock at the office of the transfer agent for the Series B Cumulative Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series B Cumulative Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

                           (ii) Subject to Section  8(k) hereof,  no payments or
adjustments in respect of dividends on shares of Series B Cumulative Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Cumulative Convertible Preferred Stock.

                           (iii) The  Corporation  shall, as soon as practicable
after such deposit of certificates representing shares of Series B Cumulative Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of the transfer agent to the person for whose account such shares of Series B Cumulative Convertible Preferred Stock were so surrendered or to the nominee or nominees of such person certificates representing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Cumulative Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Cumulative Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  (c) Adjustment of Conversion Price. The conversion price at which a share of Series B Cumulative Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                           (i) (1) In case the  Corporation  shall pay or make a
dividend or other distribution on its Common Stock exclusively in Common


                                       14


Stock or shall pay or make a dividend or other distribution on any other class of stock of the Corporation which dividend or distribution includes Common Stock or shall exchange outstanding Rights (as defined in Section 8(j) hereof) for shares of Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or to exchange such Rights shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

                                    (2) In case the  Corporation  shall issue or
otherwise sell or distribute shares of Common Stock for a consideration per share in cash or property less than the most recent Closing Price prior to the time of such issuance (and, if shares are issued, sold, or distributed pursuant to the exercise or conversion of options, warrants, convertible securities, or other rights, the exercise or conversion price thereof when such options, warrants, convertible securities, or rights were granted or issued was less than the Closing Price (defined below in Section 8(h) at the time of issuance of such options, warrants, convertible securities, or other rights), the conversion price then in effect shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance, sale or distribution plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for such issuance, sale or distribution (such consideration, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and described in a vote of the Board of Directors) would purchase at the current market price per share and the denominator shall be the number of shares of Common Stock outstanding immediately after giving effecting to such issuance, sale or distribution.

                           (ii)  In case  the  Corporation  shall  pay or make a
dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all or substantially all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such


                                       15


determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants. For the purposes of this Section 8(c)(ii), if both a Distribution Date and a Section 11(a)(ii) Event (as such terms are defined in the Rights Agreement by and between the Corporation and the First National Bank at Boston, dated as of September 23, 1988, as amended (the "Rights Agreement")) shall have occurred, then the later to occur of such events shall be deemed to constitute an issuance of rights to purchase shares of Common Stock.

                           (iii) In case  outstanding  shares  of  Common  Stock
shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iv) (1) In case the  Corporation  shall, by dividend
or otherwise, make a Section 8(c)(iv) Distribution (defined below in Section 8(h)) to all or substantially all holders of its Common Stock, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately following the close of business on the Determination Date (as defined in Section 8(h)) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Determination Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the date of such effectiveness, of the portion of the Section 8(c)(iv) Distribution so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective


                                       16


immediately prior to the opening of business on the day following the Determination Date. If the Board of Directors so determines as aforesaid the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when-issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 8(c).

                                    (2)  Notwithstanding  the foregoing,  if the
Corporation elects to reserve, for distribution to the holders of the Series B Cumulative Convertible Preferred Stock upon the conversion of the shares of Series B Cumulative Convertible Preferred Stock, the evidences of the Corporation's indebtedness, shares of any class of stock, or assets that would have been distributed to the holders of the Series B Cumulative Convertible Preferred Stock if they had converted their shares into shares of Common Stock so that any such holder converting shares of Series B Cumulative Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such evidences of the Corporation's indebtedness, shares of any class of stock, or assets which such holder would have received if such holder had, immediately prior to the Determination Date for such distribution of securities, converted its shares of Series B Cumulative Convertible Preferred Stock into Common Stock, the fair market value of the securities shall, for purposes of this subparagraph
(iv), be deemed to be zero.

                           (v) Subject to the last sentence of this subparagraph
(v), in case the Corporation shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any cash representing an amount per share of capital stock of the Corporation to the extent such cash does not constitute an Extraordinary Equity Payment), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Determination Date less the amount of cash so distributed and not excluded as above provided applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Determination Date. Notwithstanding the foregoing, if the Corporation elects to reserve the cash to be distributed for distribution to the holders of the Series B Cumulative Convertible Preferred Stock upon the conversion of the shares of Series B Cumulative Convertible Preferred Stock so that any such holder converting shares of Series B Cumulative Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock


                                       17



to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the Determination Date for such distribution of cash, converted its shares of Series B Cumulative Convertible Preferred Stock into Common Stock, then the conversion price shall not be so reduced.

                           (vi) In case a tender or  exchange  offer made by the
Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 8(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                           (vii) For  purposes  of any  computation  under  this
section, the current market price per share of Common Stock on any date shall be deemed to be the volume-weighted average trading price of the Common Stock for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation; provided, however, that for purposes of clause (3) of this paragraph, the current market price per share shall be deemed to be the volume-weighted average trading price of the Common Stock for the five-day period after the "ex date." For purposes of this subparagraph (vii), the term


                                       18


"ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(3) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                           (viii) The  Corporation  may make such  reductions in
the conversion price, in addition to those required by subparagraphs  (i), (ii),
(iii), (iv), (v) and (vi) of this Section 8(c), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                           (ix) No adjustment in the  conversion  price shall be
required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                           (x)  Notwithstanding  any  other  provision  of  this
Section 8 and without implication that the contrary would otherwise be true, no issuance, dividend or distribution requiring adjustment of the conversion price pursuant to Section 8(c) hereof shall be deemed to have occurred in the event that, upon, following or in connection with the redemption or expiration of the Rights or the termination of the Rights Agreement or otherwise, the Corporation enters into a new agreement that is comparable in purpose and effect to the Rights Agreement (as determined by the Board of Directors, whose determination shall be conclusive) and distributes rights to purchase Preferred Stock (or other similar stock purchase rights under such agreement that are attached to the Common Stock) to the holders of Common Stock.

                           (xi)  Whenever  the  conversion  price is adjusted as
herein provided:

                                    (1)  the   Corporation   shall  compute  the
adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the acts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series B Cumulative Convertible Preferred Stock; and


                                       19


                                    (2) a notice  stating the  conversion  price
has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of shares of Series B Cumulative Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                  (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series B Cumulative Convertible Preferred Stock. If more than one certificate representing shares of Series B Cumulative Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Cumulative Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series B Cumulative Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the Primary Exchange, shall be the reported last sale price regular way on the Primary Exchange) at the close of business on the day of conversion.

                  (e) Reclassification, Consolidation, Merger, or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Cumulative Convertible Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Cumulative Convertible Preferred Stock, which right shall be pari passu with the rights of holders of Parity Dividend Stock and senior to the rights of the holders of Junior Dividend Stock and Junior Liquidation Stock (but after and subject to the rights of holders of Senior Dividend Stock and Senior Liquidation Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Cumulative Convertible Preferred Stock at the conversion price then in effect,

                                       20


whether or not such stock is then convertible. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument in reasonable and customary form mailed or delivered to the holders of the Series B Cumulative Convertible Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                  (f) Reservation of Shares; Transfer Taxes; Etc.

                           (i) The  Corporation  shall at all times  reserve and
keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Cumulative Convertible Preferred
Stock, such number of shares of its Common Stock or Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series B Cumulative Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Massachusetts, increase the number of authorized shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series B Cumulative Convertible Preferred Stock.

                           (ii) If any  shares of Common  Stock  required  to be
reserved for purposes of conversion of the Series B Cumulative Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the American Stock Exchange or any other national securities exchange or national quotation service, the Corporation will list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the shares of Series B Cumulative Convertible Preferred Stock.

                           (iii) The Corporation  shall pay any and all issue or
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Cumulative Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Cumulative Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless


                                       21


and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (g) Prior Notice of Certain Events. In case:

                           (i) the  Corporation  shall  declare or  authorize  a
redemption or repurchase of in excess of five percent of the then outstanding shares of Common Stock; or

                           (ii) the Corporation  shall authorize the granting to
all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than pursuant to the Rights Agreement or, following the redemption or expiration of the Rights or the termination of the Rights Agreement, any new shareholder rights agreement that is comparable in purpose and effect to the Rights Agreement); or

                           (iii) of any  reclassification of Common Stock (other
than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                           (iv) of the  voluntary  or  involuntary  dissolution,
liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series B Cumulative Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series B Cumulative Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating, as the case may be, (x) the record date (if any) for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if no record date is to be set, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date, if any, as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange,


                                       22


dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (h) Definitions. The following definitions shall apply to terms used in this Section 8:

                           (i) "Closing Price" on any day shall mean the closing
sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the Primary Exchange, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner, as furnished by any American Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

                           (ii) "Determination Date" shall mean, with respect to
any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or assets or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property or assets (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                           (iii) "Extraordinary Equity Payment" shall mean:

                                    (1) the  declaration  or payment on or after
the Original Issue Date by the Corporation, or any of its subsidiaries of any dividend or distribution on any class or series of its stock other than:

                                            (A)  any  dividend  or  distribution
from one subsidiary of the Corporation to a wholly-owned subsidiary of the Corporation or from a subsidiary of the Corporation to the Corporation; provided that all of such dividend paid or distribution made, net of applicable withholding taxes, is received by the Corporation, or such recipient subsidiary;

                                            (B) any regularly scheduled (whether
or not overdue) periodic cash dividend on the $21.25 Preferred Stock and Series B Cumulative Convertible Preferred Stock in accordance with the terms thereof as in effect on the Original Issue Date;


                                       23



                                            (C) any cash dividends on the Common
Stock or other capital stock after September 1, 2001 that do not exceed in aggregate more than twenty-five percent (25%) of the Corporation's consolidated net income available for distribution to common shareholders (after preferred dividends); provided, however, that the Corporation shall have elected, for the preceding four fiscal quarters, to pay cash dividends on the Series B Cumulative Convertible Preferred Stock and shall have paid in full such dividends in cash when due;

                                    (2)    any     repurchases,     redemptions,
retirements or other acquisitions directly or indirectly by the Corporation or any of its subsidiaries on or after the Original Issue Date of any stock of the Corporation or any of its subsidiaries (other than a wholly-owned subsidiary) (other than redemptions or repurchases of the Series B Cumulative Convertible Preferred Stock in accordance with Sections 6 and 7).

                           (iv)  "Fundamental  Change" shall mean the occurrence
of any transaction or event in connection with a plan or agreement to which, in either case, the Corporation is a party pursuant to which all or substantially all of the shares of Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the shares of Common Stock of the Corporation shall be exchanged for, converted into or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the shares of Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets; provided, further, that such term does not include (i) any such transaction or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or
(ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

                           (v)  "Section  8(c)(iv)   Distribution"   shall  mean
evidences of the Corporation's indebtedness, shares of any class of stock, or assets, including securities, but excluding any rights or warrants referred to in

                                       24



subparagraph (ii) of Section 8(c), excluding any dividend or distribution paid in cash, and excluding any dividend or distribution referred to in subparagraph
(i) of Section 8(c).

                           (vi)  "Trading  Day"  shall  mean a day on which  the
national securities exchange or the NASDAQ National Market System used to determine the Closing Price is open for the transaction of business or the reporting of trades.

                  (i) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security issued or outstanding on the Original Issue Date (except as expressly provided in Section 8(c)(i) or 8(c)(ii) with respect to certain events under the Rights Agreement), and any issuance of Rights (defined below) or other rights referred to in
Section 8(c)(x), shall not be deemed to constitute an issuance of Common Stock, options, warrants, rights, or exercisable, exchangeable or convertible securities by the Corporation or any of its subsidiaries to which any of the adjustment provisions described above in this Section 8 applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or options, warrants, rights, or securities convertible into or exchangeable or exercisable for stock) of the Corporation except as specifically described in this Section 8. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to the holders of Series B Cumulative Convertible Preferred Stock.

                  (j) Preferred Share Purchase Rights. So long as Preferred Share Purchase Rights, of the kind authorized and declared on September 23, 1988 and distributed by the Corporation in September 1988 as the same have been and may hereafter be amended ("Rights"), are attached to the outstanding shares of Common Stock of the Corporation, each share of Common Stock issued upon conversion of the shares of Series B Cumulative Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined in the Rights Agreement), the date of redemption of the Rights or the date of expiration of the Rights shall be issued with Rights in an amount equal to the amount of Rights then attached to each such outstanding share of Common Stock.


                                       25



                  (k) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, authorize, declare or make a distribution on its Common Stock referred to in Section 8(c)(iv) or Section 8(c)(v), the holder of each share of Series B Cumulative Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to Section 8(c)(iv) or Section 8(c)(v), shall be entitled to receive for each share of Common Stock into which such share of Series B Cumulative Convertible Preferred Stock is converted, the portion of the evidences of indebtedness, shares of stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Corporation (whose election shall be evidenced by a vote of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined by the Board of Directors, whose determination shall be conclusive and described in a vote of the Board of Directors). If any conversion of a share of Series B Cumulative Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series B Cumulative Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the evidences of indebtedness, shares of stock, cash or assets to which such holder is so entitled; provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of indebtedness, shares of stock, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution. The rights provided in this Section 8(k) with respect to distribution referred to in Section 8(c)(iv) or Section 8(c)(v) shall be in lieu of, and not in addition to, the rights accorded to holders of Series B Cumulative Convertible Preferred Stock in those Sections.

                  (l) Other. Notwithstanding any other provision in this Section 8 to the contrary, if the Corporation shall, by dividend or otherwise, authorize, declare or make a distribution on its Common Stock referred to in
Section 8(c)(iv) and such distribution shall include shares of stock of one or more corporations that immediately prior to such distribution was or would have been a subsidiary (a "Spin-Off"), the holder of each share of Series B Cumulative Convertible Preferred Stock shall be entitled to receive its pro rata share of the securities distributed in the Spin-Off as if such holder had been the holder of record of the number of shares of Common Stock into which the Series B Cumulative Convertible Preferred Stock would be convertible (but for


                                       26



any restrictions on convertibility contained in this Certificate of Vote) as of the record date for such distribution. The rights provided in this Section 8(l) with respect to Spin-Offs shall be in lieu of, and not in addition to, the rights accorded to holders of Series B Cumulative Convertible Preferred Stock with respect to Spin-Offs in Section 8(c)(iv).

         9.       Voting Rights.

                  (a) General. The holders of shares of Series B Cumulative Convertible Preferred Stock shall each initially have Twenty and Sixty-Five Thousand Six Hundred and Forty-Eight Hundred-Thousandths (20.65648) votes for each share held, which such shares shall be voted as a class with the holders of the Common Stock on all matters on which the Common Stock may vote, except as set forth below. Upon the occurrence of any event that causes an adjustment to the conversion price pursuant to Section 8(c), the number of votes possessed by each share of Series B Cumulative Convertible Stock shall be adjusted such that the number of votes possessed by each such share immediately after the event giving rise to the adjustment under Section 8(c) shall be the number, rounded to the nearest one-hundred thousandth, equal to the Liquidation Preference divided by the conversion price immediately after such event. Any shares of Series B Cumulative Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b)      Special Default Voting Rights.

                           (i) Whenever a Special Default exists, (1) the number
of members of the Board of Directors shall be increased by such number as is necessary to allow the election of the directors specified in clause (2), and
(2) the holders of the Series B Cumulative Convertible Preferred Stock, voting separately as a class, shall have the right to elect an additional number of directors to the Board of Directors such that Designated Directors selected by the holders of the Series B Cumulative Convertible Preferred Stock, plus the directors elected by such holders voting as a class under this clause, constitute a majority of Board. Notwithstanding the foregoing sentence, the holders of the Series B Cumulative Convertible Preferred Stock (voting separately as a class) will not have the right to vote for additional directors pursuant to this Section 9(b) where (x) such holders have exercised their right to elect additional directors pursuant to Section 7(e)(iii), and (y) such additional directors continue to serve as such. The right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors shall terminate at the earlier to occur of (A) when such Special Default no longer exists or (ii) two years after the election of directors pursuant to clause (2) of the first sentence of this Section. The term of office of all directors so elected shall terminate immediately upon the termination of


                                       27


the right of the holders of the Series B Cumulative Convertible Preferred Stock to vote for such additional directors, and the number of directors of the Board of Directors shall immediately thereafter be reduced.

                           (ii) The foregoing right of the holders of the Series
B Cumulative Convertible Preferred Stock with respect to the election of additional directors may be exercised at each annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Series B Cumulative Convertible Preferred Stock more than thirty (30) days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within five (5) days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Series B Cumulative Convertible Preferred Stock, call a special meeting of the holders of the Series B Cumulative Convertible Preferred Stock to be held as promptly as practicable after the delivery of such request for the purpose of electing such additional directors.

                           (iii)  The   holders  of  the  Series  B   Cumulative
Convertible Preferred Stock referred to above voting as a class shall have the right to remove with or without cause at any time and replace any directors such holders shall have elected pursuant to this Section 9(c) and the holders of each other class of stock of the Corporation shall not have the right to remove any such directors.

                  (c) Class Voting Rights. So long as any shares of the Series B Cumulative Convertible Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, without the affirmative vote or consent of the holders of at least 66 2/3% (unless a higher percentage shall then be required by applicable law or the Corporation's Articles) of all outstanding shares of the Series B Cumulative Convertible Preferred Stock voting separately as a class: (i) amend, alter or repeal any provision of the Articles, Certificate of Vote, or the bylaws of the Corporation, if such amendment, alteration or repeal would alter the contract rights, as expressly set forth herein, of the Series B Cumulative Convertible Preferred Stock or otherwise to adversely affect the rights of the holders thereof or the holders of the Common Stock, (ii) create, authorize or issue, or amend the terms of in a manner adversely affect the rights of the holders the Series B Cumulative Convertible Preferred Stock, or reclassify shares of any authorized stock of the Corporation into, or increase the authorized amount of, any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock, or Parity Liquidation Stock or any security convertible into such senior or Parity Stock, or (iii) approve a Fundamental Change.


                                       28


         10. Outstanding Shares. For purposes of this Certificate of Vote, all shares of Series B Cumulative Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Series B Cumulative Convertible Preferred Stock that have been so called for redemption under
Section 6, to the extent provided thereunder; (ii) from the date of surrender of certificates representing shares of Series B Cumulative Convertible Preferred Stock, all shares of Series B Cumulative Convertible Preferred Stock converted into Common Stock or repurchased pursuant to Section 7 hereof; and (iii) from the date of registration of transfer, all shares of Series B Cumulative Convertible Preferred Stock held of record by the Corporation or any majority-owned subsidiary of the Corporation.

         11.      Transfer Restrictions.

                  (a) Legends on Series B Cumulative Convertible Preferred Stock and Common Stock. The certificates representing shares of Series B Cumulative Convertible Preferred Stock shall, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE
         PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PERINI CORPORATION TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE. IN ADDITION, THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO RESTRIC TIONS WHICH ARE CONTAINED IN THE RESTATED ARTICLES OF ORGANIZATION OF PERINI CORPORATION, IN THE CERTIFICATE OF VOTE GOVERNING THESE SHARES AND IN A STOCK PURCHASE AGREEMENT DATED AS OF JULY 24, 1996, AS AMENDED, A COPY OF EACH OF WHICH IS ON FILE WITH PERINI CORPORATION AND WILL BE FURNISHED BY THE CORPORATION TO THE STOCKHOLDER ON REQUEST AND WITHOUT CHARGE."


                                       29



                  (b) Transfer Agent Requirements. The transfer agent (which may be the Corporation) for the Series B Cumulative Convertible Preferred Stock shall not be required to accept for registration of transfer any shares of Series B Cumulative Convertible Preferred Stock bearing the legend contained in paragraph (a) above, except upon presentation of evidence satisfactory to transfer agent that the restrictions on transfer of shares of the Series B Cumulative Convertible Preferred Stock referred to in the legend in paragraph
(a) have been complied with, all in accordance with such reasonable regulations as the Corporation may from time to time agree with the transfer agent for shares of the Series B Cumulative Convertible Preferred Stock.

         12. Status of Acquired Shares. Shares of Series B Cumulative Convertible Preferred Stock redeemed or repurchased by the Corporation, received upon conversion pursuant to Section 8 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series B Cumulative Convertible Preferred Stock.

         13.      Special Covenants.

                  (a) Nomination of Directors. Effective as of the Original Issue Date, the Corporation shall elect to the board of directors three directors designated by the holders of such stock (such directors, together with their replacements as provided below, the "Designated Directors"), one of whom shall be a Class I director, one of whom shall be a Class II director, and one of whom shall be a Class III director. The holders of a majority of the Series B Cumulative Convertible Preferred Stock shall designate the classes of such initial Designated Directors.

                           (i) In the event that any  Designated  Director shall
resign, be unable to serve, or be removed (a "Replaced Designated Director"), the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall have the right to designate a replacement to serve as Designated Director until the next meeting of shareholders at which directors of the same class as the Replaced Designated Director are elected. Any Designated Director may be removed from the Board, with or without cause, by the holders of a majority of the Series B Cumulative Convertible Preferred Stock.

                           (ii) Except as provided  below,  at any time when the
term of a Designated Director shall have ended and there shall be a meeting of shareholders of the Corporation to elect directors, the Corporation shall nominate for election to the board of directors, as a successor to any Designated Director serving pursuant to Section 13(a) or clause (i) of such provision, such person as is designated to be a Designated Director by the holders of a majority of the Series B Cumulative Convertible Preferred Stock.


                                       30


                           (iii) In the event  that the  holders of the Series B
Cumulative Convertible Preferred Stock dispose of such stock or Conversion Shares (defined below) representing more than sixty-six and two-thirds percent (66-2/3%) and less than or equal to eighty percent (80%) of the voting power of the Series B Cumulative Convertible Preferred Stock issued on the Original Issue Date (plus any payment-in-kind dividends paid thereon), the number of Designated Directors shall be reduced to two. If there are then more than two Designated Directors serving on the board, the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall remove one such Designated Director and the holders of such stock shall not have any right, pursuant to clause (ii) or otherwise, to cause the Corporation to nominate a designated successor to such removed director.

                           (iv) In the event  that the  holders  of the Series B
Cumulative Convertible Preferred Stock dispose of such stock or Conversion Shares representing more than eighty percent (80%) and less than or equal ninety percent (90%) of the voting power of the Series B Cumulative Convertible Preferred Stock issued on the Original Issue Date (plus any payment-in-kind dividends paid thereon), the number of Designated Directors shall be reduced to one. If there is then more than one Designated Director serving on the board, the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall remove all but one such Designated Director and the holders of such stock shall not have any right, pursuant to clause (ii) or otherwise, to cause the Corporation to nominate a designated successor to such removed director(s).

                           (v) In the event  that the  holders  of the  Series B
Cumulative Convertible Preferred Stock dispose of such stock or Conversion Shares representing more than ninety percent (90%) of the voting power of the Series B Cumulative Convertible Preferred Stock issued on the Original Issue
Date (plus any payment-in-kind dividends paid thereon), there shall be no Designated Directors and any Designated Directors then serving on the board shall be removed, and their terms in office shall immediately expire, without any further action of the holders of such stock.

                           (vi) The right to nominate directors pursuant to this
provision is in addition to, and not in limitation of, any other rights and powers of the Series B Cumulative Convertible Preferred Stock. Directors nominated by the holders of the Series B Cumulative Convertible Preferred Stock in their capacity as holders of capital stock of the Corporation and not pursuant to clause (i), (ii), or (iii) above are not Designated Directors for purposes of this Certificate of Vote.

                           (vii) The vote of the holders of Series B  Cumulative
Convertible Preferred Stock referred to in this Section may be exercised at a


                                       31


meeting of such holders or by written consent of holders with the requisite percentage of the voting power outstanding.

                           (viii)   Upon   the   reasonable   request   of   the
Corporation, the holders of the Series B Cumulative Convertible Preferred Stock shall certify in writing to the Corporation their holding of Conversion Shares.

                           (ix)     For purposes of this Section:

                                    (1) "voting  power" shall mean the number of
votes each such share possesses in the election of directors; and

                                    (2)  "Conversion   Shares"  shall  mean  the
shares of Common Stock which are both (A) issuable or issued upon conversion of the Series B Cumulative Convertible Preferred Stock pursuant to the terms of this Certificate of Vote of Directors, and (B) held by a person who either (x) acquired the shares of the Series B Cumulative Convertible Preferred Stock from which the shares referred to in clause (A) of this definition were converted and has held such Common Stock continuously thereafter, or (y) acquired the shares referred to in clause (A) of this definition from a person referred to in clause
(B)(x) of this definition through a distribution to the partners by, or dissolution of, a partnership.

                  (b) Appointment to Executive Committee. At any time at which the holders of the Series B Cumulative Convertible Preferred Stock shall have the right to nominate directors for election to the board pursuant to Section 13(a) hereof, such holders shall also have the right to designate a like number of persons from among the members of the board of directors to be members of the Executive Committee of the board (the "Designated Executive Committee Members"). In the event that any Designated Executive Committee Member shall resign, be unable to serve, or be removed, the holders of a majority of the Series B Cumulative Convertible Preferred Stock shall have the right to designate a replacement Designated Executive Committee Member. Any Designated Executive Committee Member may be removed from the Executive Committee, with or without cause, by the holders of a majority of the Series B Cumulative Convertible Preferred Stock.

                  (c) Approval of Certain Actions. Neither the Corporation nor the Board shall take any of the following actions without the approval of a majority of the members of the Executive Committee of the Board: (A) any borrowing or guarantee by the Corporation exceeding $15 million, (B) except for issuance of stock or stock options pursuant to (x) the Corporation's incentive compensation plans and programs, (y) any warrants outstanding on the Original
Issue Date, or (z) the Rights, any issuance of stock (whether common or preferred, whether voting or non-voting, whether junior, pari passu, or senior to the Series B Cumulative Convertible Preferred Stock) other


                                       32



than Common Stock in an aggregate amount not exceeding five percent (5%) of the Common Stock issued and outstanding on the Original Issue Date, (C) any strategic alliance (other than a construction joint venture) involving a capital commitment by the Corporation exceeding $5 million, (D) any asset sale by the Corporation or lease by it as lessor exceeding $5 million (other than equipment dispositions in the normal course of business); (E) any redemption or amendment of the Rights or the preferred stock of the Corporation issuable upon the exercise of such Rights, or any amendment of the Rights Agreement; and (F) any termination of (other than a termination upon expiration) or amendment to the management agreement among the Corporation, Ronald Tutor and Tutor-Saliba Corporation; provided, however, that for purposes of this Section 13(c), approval of the Executive Committee shall not be required for any decision by the Board of Directors to redeem the Series B Cumulative Convertible Preferred Stock pursuant to Section 6(a). Notwithstanding the foregoing sentence, the board of directors of the Corporation may take any of the actions specified in the preceding sentence if, after having consulted with and considered the advice of outside counsel, it has reasonably determined in good faith that the failure of the board to take such action would be likely to cause the members of such board to breach their fiduciary duties under applicable law.

         14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 15th day of January in the year 1997.


/s/ David B. Perini, President
-------------------

/s/ Richard E. Burnham, Clerk
----------------------
-------------------------------------------------------------------------------


                        THE COMMONWEALTH OF MASSACHUSETTS


                                       33




                  Certificate of Vote of Directors Establishing
                          A Series of a Class of Stock

                    (General Laws, Chapter 156B, Section 26)

                           I hereby approve the within certificate and, the filing fee in the amount of $100.00 having been paid, said certificate is hereby filed this 16th day of January 1997.


                                                   /s/William Francis Galvin
                                                   William Francis Galvin
                                                   Secretary of the Commonwealth


                           Photocopy of Certificate to Be Sent

                           To:

                           Richard A. Soden, Esq.
                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, MA 02109
                           Tel: (617) 570-1000


360149.c1

                                       34